Exhibit 23.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SL Science Holding Limited of our report dated April 8, 2026 relating to the financial statements of Horizon Space Acquisition II Corp. for the years ended December 31, 2025 and 2024, appearing in the Registration Statement on Form F-1, as amended (File No. 333-297881) of SL Science Holding Limited.

/s/ Marcum Asia CPAs LLP

New York, NY

October 9, 2026